Exhibit 99.1 Press Release Dated August 16, 2004

For Immediate Release

Contact: Mark C. Layton	Preston F. Kirk, APR
Senior Partner and Chief Executive Officer	Michael A. Burns & Associates
or Thomas J. Madden	(830) 693-4447
Senior Partner and Chief Financial Officer	kirk@281.com
(972) 881-2900

PFSweb Reports Positive Second Quarter Results

               Record Revenues, Income, and New Client Additions Highlight Quarter

PLANO, TEXAS (August 16, 2004) – PFSweb, Inc. (NASDAQ: PFSW), a global provider of integrated business process outsourcing (BPO) solutions, today reported its results for the quarter ended June 30, 2004. “The results for the quarter are the best results from ongoing operations we have reported since PFSweb went public”, said Mark C. Layton, Senior Partner and Chief Executive Officer of PFSweb.

PFSweb’s consolidated results for the June 2004 quarter include total net revenues of $76.2 million, net income before interest, taxes and depreciation and amortization of $2.2 million, and net income of $479,000, or $0.02 per share. The consolidated balance sheet as of June 30, 2004, reflects $114.8 million in total assets, including $16.8 million in cash, of which $1.3 million is restricted, and shareholders’ equity of $26.9 million, or $1.27 per share.

     “We are highly energized about the progress we continue to make in developing our business,” continued Layton. “It is truly gratifying to see so many aspects of our business beginning to blossom.

     “The June quarter is traditionally our strongest quarter due primarily to the seasonality of our largest service fee client relationship. In addition to seasonality, we also benefited this quarter from several incremental projects with both existing and new clients,” he said.

     “In additional to the record financial results, PFSweb also experienced outstanding success in new client additions. During the past three months, we gained many new client relationships, including Raytheon Aircraft Company, FLAVIA® Beverage Systems and Brillian Corporation, further broadening the industries we serve. We are currently actively involved in the implementation efforts applicable to many of our recent client wins. Due to the time period estimated to fully implement these contracts, we expect to realize the majority of the financial benefit of these new contracts beginning in calendar year 2005.

“Our sales proposal pipeline, which currently includes more than $25 million in annual service fees with both new and existing clients, continues to be robust. We are in the contracting stage for certain of these proposals and we continue to work hard to close additional new business opportunities to further fuel our growth,” Layton emphasized.

“PFSweb’s financial foundation continues to be solid,” stated Tom Madden, Senior Partner and Chief Financial Officer of PFSweb. “The gross margin percentage for our service fee business during the June 2004 quarter was higher as a result of the seasonality of our largest service fee client and certain incremental client projects. Cash generated from operating activities during the quarter offset cash used to fund this quarter’s capital expenditures and lease and debt payments, enabling us to maintain our strong cash position at $16.8 million as of June 30, 2004. We are keenly aware of the impact that monitoring and controlling our costs has on our cash balance, and we constantly review our operating expenses to ensure they align with our targeted growth levels.

“As for our near-term outlook,” Madden continued, “we reiterate that the June quarter is traditionally our strongest quarter and the March quarter is traditionally our lowest due to the seasonality of our largest service fee client relationship. With recent wins from certain clients that are already operational and the current projections for our existing clients, we expect that our results for the September 2004 quarter will be moderately better than the September 2003 quarter.”

CONFERENCE CALL INFO:

PFSweb will hold a conference call Monday, August 16, 2004 at 10:00 a.m. Central Time. To ensure attendance on the call, plan to dial in by 9:50 a.m. to 973-582-2741. Ask to be placed on the PFSweb Earnings Release Conference Call. Two hours after the conference, a recorded playback can be heard for 14 days at 973-341-3080, using the confirmation number 5035610. Check www.pfsweb.com and our August 3, 2004 investor conference call press release for more details on the call.

About PFSweb, Inc.

When the world’s brand names need proven, fast and secure business infrastructure to enable traditional and e-commerce strategies, they choose PFSweb for comprehensive outsourcing solutions. The PFSweb team of experts designs diverse solutions for clients around a flexible core business infrastructure. PFSweb provides solutions that include: professional consulting services, order management, web-enabled customer contact centers, customer relationship management, international distribution services, kitting and assembly services, managed web hosting and site design, billing and collection services and ERP information interfacing utilizing the Entente Suite(SM).

Our services are provided to a multitude of industries and company types, including such clients as Adaptec (NASDAQ: ADPT), Brillian (NASDAQ: BRLC), Dupont Fluoroproducts, FLAVIA Beverage Systems, Hewlett-Packard (NYSE: HPQ), iGo/Mobility Electronics (NASDAQ: MOBE), International Business Machines (NYSE: IBM), Lancôme, a cosmetics division of L’Oreal International (ADR: LORLY), Nokia (NYSE: NOK), Pfizer, Inc. (NYSE: PFE), Raytheon Aircraft Company, Roots, Inc., Shell Energy Services Company, Smithsonian Institution and Xerox (NYSE: XRX).

The matters discussed in this news release (except for historical information) and, in particular, information regarding estimates, future revenue, earnings and business plans and goals, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and are subject to and involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties include, but are not limited to, our ability to retain and expand relationships with existing clients and attract new clients; our dependence upon our agreements with IBM; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our client mix and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the market for our services; trends in e-commerce; whether we can continue and manage growth; changes in the trend toward outsourcing; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer concentration of our business; the unknown effects of possible system failures and rapid changes in technology; trends in government regulation both foreign and domestic; foreign currency risks and other risks of operating in foreign countries; potential litigation involving our e-commerce intellectual property rights; our dependency on key personnel; our ability to raise additional capital or obtain additional financing; our relationship with and our guarantees of the working capital indebtedness of our subsidiary, Supplies Distributors; and our ability or the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; and whether warrants sold in the private placement will be exercised in the future. A description of these factors, as well as other factors, which could affect the Company’s business, is set forth in the Company’s Form 10-K for the year ended December 31, 2003.

In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit our Web site at www.pfsweb.com. The PFSweb web site is not part of this release. PFSweb and GlobalMerchant CommerceWareTM are registered trademarks of PFSweb, Inc. IBM is a registered trademark of International Business Machines Corp. All rights reserved.

– financial statements follow –

Exhibit A
PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenues:
Product revenue, net	$65,304	$63,137	$133,874	$122,856
Service fee revenue	14,550	11,279	23,293	18,527

Total gross revenues	79,854	74,416	157,167	141,383
Less pass-through charges	3,685	798	5,466	1,438

Net revenues	76,169	73,618	151,701	139,945

Costs of revenues:
Cost of product revenue	61,723	59,585	126,176	115,992
Cost of net service fee revenue	6,650	6,414	11,843	11,327

Total costs of revenues	68,373	65,999	138,019	127,319

Gross profit	7,796	7,619	13,682	12,626
Selling, general and administrative expenses	6,805	6,443	13,828	12,555

Income (loss) from operations	991	1,176	(146)	71
Interest expense, net	324	506	752	1,114

Income (loss) before income taxes	667	670	(898)	(1,043)
Income tax provision	188	203	390	264

Net income (loss)	$479	$467	$(1,288)	$(1,307)

Net income (loss) per share:
Basic	$0.02	$0.03	$(0.06)	$(0.07)

Diluted	$0.02	$0.03	$(0.06)	$(0.07)

Weighted average number of shares outstanding:
Basic	21,239	18,429	21,212	18,422

Diluted	23,129	18,605	21,212	18,422

EBITDA (LBITDA) (B)	$2,201	$2,342	$2,190	$2,426

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2003.

(B)	“EBITDA (LBITDA),” or earnings (loss) before interest, taxes, depreciation, and amortization, and excluding equity in earnings of affiliate, is widely used by analysts, investors and other interested parties. We present EBITDA (LBITDA) because we believe it is useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effect of financing, income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. EBITDA (LBITDA) is not a financial measure determined by generally accepted accounting principles and should not be considered as an alternative to net loss as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes. EBITDA (LBITDA) may not be comparably calculated from one company to another. A reconciliation of Net income (loss) to EBITDA (LBITDA) is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net income (loss)	$479	$467	$(1,288)	$(1,307)
Income tax provision	188	203	390	264
Interest expense, net	324	506	752	1,114
Depreciation and amortization	1,210	1,166	2,336	2,355

EBITDA (LBITDA)	$2,201	$2,342	$2,190	$2,426

Exhibit A (continued)
PFSweb, Inc. and Subsidiaries
Consolidated Balance Sheets
(In Thousands, Except Share Data)

	June 30,	December 31,
	2004	2003
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,487	$14,743
Restricted cash	605	1,091
Accounts receivable, net of allowance for doubtful accounts of $483 and $339 at June 30, 2004 and December 31, 2003, respectively	37,602	31,658
Inventories, net	42,716	44,589
Other receivables	4,763	3,091
Prepaid expenses and other current assets	2,608	2,417

Total current assets	103,781	97,589

PROPERTY AND EQUIPMENT, net	9,988	9,589
RESTRICTED CASH	675	900
OTHER ASSETS	319	281

Total assets	$114,763	$108,359

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$55,376	$57,085
Trade accounts payable	20,003	11,996
Accrued expenses	8,403	7,101

Total current liabilities	83,782	76,182

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	3,287	2,762
OTHER LIABILITIES	799	998
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized; 21,342,092 and 21,247,941 shares issued at June 30, 2004 and December 31, 2003, respectively; and 21,255,792 and 21,161,641 outstanding at June 30, 2004 and December 31, 2003, respectively	21	21
Additional paid-in capital	56,294	56,156
Accumulated deficit	(30,591)	(29,303)
Accumulated other comprehensive income	1,256	1,628
Treasury stock at cost, 86,300 shares	(85)	(85)

Total shareholders’ equity	26,895	28,417

Total liabilities and shareholders’ equity	$114,763	$108,359

Exhibit B
PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations for the Three Months Ended
June 30, 2004
(In Thousands)

		Business
		Supplies
		Distributors
	PFSweb, Inc.	Holdings, LLC	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$65,304	$—	$65,304
Service fee revenue	14,550	—	—	14,550
Service fee revenue, affiliate	2,127	—	(2,127)	—

Total gross revenues	16,677	65,304	(2,127)	79,854
Less pass-through charges	3,710	—	(25)	3,685

Net revenues	12,967	65,304	(2,102)	76,169
COSTS OF REVENUES:
Cost of product revenue	—	61,723	—	61,723
Cost of service fee revenue	7,208	—	(558)	6,650

Total costs of revenues	7,208	61,723	(558)	68,373

Gross profit	5,759	3,581	(1,544)	7,796
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,995	2,354	(1,544)	6,805

Income (loss) from operations	(236)	1,227	—	991
EQUITY IN EARNINGS OF AFFILIATE	519	—	(519)	—
INTEREST EXPENSE (INCOME), NET	(111)	435	—	324

Income (loss) before income taxes	394	792	(519)	667
INCOME TAX PROVISION (BENEFIT)	(85)	273	—	188

NET INCOME (LOSS)	$479	$519	$(519)	$479

A reconciliation of Net income (loss) to EBITDA (LBITDA) follows:
Net income (loss)	$479	$519	$(519)	$479
Income tax expense (benefit)	(85)	273	—	188
Interest expense (income)	(111)	435	—	324
Equity in earnings of affiliate	(519)	—	519	—
Depreciation and amortization	1,210	—	—	1,210

EBITDA (B)	$974	$1,227	$—	$2,201

(B)	See Exhibit A for description and discussion of EBITDA (LBITDA)

Exhibit B (continued)
PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets as of June 30, 2004
(In Thousands)

		Business
		Supplies
		Distributors
	PFSweb, Inc.	Holdings, LLC	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,455	$2,032	$—	$15,487
Restricted cash	225	380	—	605
Accounts and other receivables, net	9,128	28,683	(209)	37,602
Inventories, net	—	42,716	—	42,716
Prepaid expenses and other current assets	634	6,737	—	7,371

Total current assets	23,442	80,548	(209)	103,781

PROPERTY AND EQUIPMENT, net	9,988	—	—	9,988
NOTE RECEIVABLE FROM AFFILIATE	7,005	—	(7,005)	—
RESTRICTED CASH	675	—	—	675
INVESTMENT IN AFFILIATE	6,001	—	(6,001)	—
OTHER ASSETS	319	—	—	319

Total assets	$47,430	$80,548	$(13,215)	$114,763

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$4,073	$51,303	$—	$55,376
Trade accounts payable	6,940	13,272	(209)	20,003
Accrued expenses	5,490	2,913	—	8,403

Total current liabilities	16,503	67,488	(209)	83,782

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	3,287	—	—	3,287
NOTE PAYABLE TO AFFILIATE	—	7,005	(7,005)	—
OTHER LIABILITIES	799	—	—	799
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock	21	—	—	21
Capital contributions	—	1,000	(1,000)	—
Additional paid-in capital	56,294	—	—	56,294
Retained earnings (accumulated deficit)	(30,645)	3,536	(3,482)	(30,591)
Accumulated other comprehensive income	1,256	1,519	(1,519)	1,256
Treasury stock	(85)	—	—	(85)

Total shareholders’ equity	26,841	6,055	(6,001)	26,895

Total liabilities and shareholders’ equity	$47,430	$80,548	$(13,215)	$114,763